Exhibit 10.1

AMERICAN TONERSERV CORP.

2009 Compensation Plan

Job Title:  Sr. Vice President of Corporate Development & Strategy
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Position Purpose: Isolate acquisition targets, secure relationships and manage the entire acquisition process with a supporting role throughout due diligence and integration phases.

Key Responsibilities:
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     o    Maintain contact with existing acquisition targets
     o    Isolate and cultivate additional acquisition targets
     o    Participate in weekly and/or periodic pipeline meetings
     o Limited travel for key meetings at the direction of the Company CEO or CFO

2009 Base Salary:  $24,000 annual base, paid on a bi-weekly basis
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Deferred Bonus:
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             $7,150 paid in February
             $7,150 paid in March
             $2,150 paid each month, April through December (9 months = $19,350)
             ------
             $33,650 total during 2009

Employee Benefits:
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     o    100% of employee benefits premium (Medical, Dental, Vision) paid, up to a maximum of $850 per month
     o Reimbursement / direct payment for ATS business related Mobile Phone service
     o    Company laptop for ATS business use will be provided

Stock Options
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     o    Existing Stock Option pool remains in-tact (4M shares @ $0.15 strike price with tiered vesting based on annualized revenue milestones)
     o Upon termination from ATS for any reason, the term of employee's right to exercise the options will be extended to 12 months (Section 3. (b) of the Stock Option Agreement currently allows for 3 months)



February 1st, 2009                                           2/12/09
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Effective Date                                             Today's Date



/s/ Ryan Vice                                     /s/ Andrew Beaurlne
Ryan Vice, CFO (Employer)                        Andrew Beaurline, (Employee)